Exhibit 10.1
FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of December 5, 2008, by and among FLOW INTERNATIONAL CORPORATION, a Washington corporation (“Borrower”), the undersigned lenders party to the Credit Agreement referred to below (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
RECITALS
     A. Lenders, Agent and Borrower are parties to that certain Amended and Rested Credit Agreement dated as June 9, 2008 (as amended, restated or modified from time to time, the “Credit Agreement”).
     B. Lenders, Agent and Borrower wish to amend the Credit Agreement as set forth in this Amendment.
     NOW, THEREFORE, the parties hereto agree as follows:
AGREEMENT
     1. Definitions; Interpretation. Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Credit Agreement as amended by this Amendment. The rules of construction and interpretation specified in Sections 1.02 and 1.05 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.
     2. Amendments to Credit Agreement. The Lenders, the Administrative Agent, the L/C Issuer and the Swing Line Lender hereby amend the Credit Agreement as follows:
          (a) Amendment to Definitions. In Section 1.01, amendments are made to the definitions as follows:
               (i) Applicable Rate. The table set forth in the definition of “Applicable Rate” is amended and restated to read as follows:

	Consolidated	Commitment
Pricing	Leverage	Fee/Ticking	Eurodollar	Base Rate	Letters of
Level	Ratio	Fee	Rate +	+	Credit
1	≥2.50	.50%	3.50%	2.50%	3.50%
2	≥1.75:1 but <2.50	.375%	3.25%	2.25%	3.25%
3	≥1.00:1 but <1.75:1	.25%	3.00%	2.00%	3.00%
4	<1.00:1	.25%	2.75%	1.75%	2.75%
               (ii) Base Rate. The definition of “Base Rate” is amended and restated to read as follows:
     “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the sum of 1.00% plus the one-month Eurodollar Rate as of 11:00 a.m. London time on such day. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
               (iii) Term Availability Period. The definition of “Term Availability Period” is amended and restated to read as follows:
     “Term Availability Period” means the period from and including the Closing Date to and including the earlier of (i) the date that is nine (9) months after the Closing Date and (ii) the date of the Term Borrowing pursuant to Section 2.01(b); provided, that the Term Availability Date may be sooner terminated as of the date of termination of the Aggregate Term Commitments pursuant to Section 2.06(b) and as of the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
          (b) Amendment to Schedule 1.01. Schedules 1.01 attached to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.01 attached to this Amendment, which is incorporated into the Credit Agreement by this reference.
     3. Conditions to Effectiveness. This Amendment shall become effective upon fulfillment, to Agent’s satisfaction, of each the following conditions (unless waived in writing by Agent):

          (a) Delivery of Amendment. The Borrowers, each of the Lenders, the Administrative Agent, the L/C Issuer, and the Swing Line Lender shall have each executed and delivered counterparts (in sufficient copies for each Lender) of this Amendment to the Administrative Agent;
          (b) Payment of Fees. The Company shall have paid (i) to the Administrative Agent for the account of the Lenders in accordance with their respective Applicable Percentages, an amendment fee in the amount and at the time specified in the letter agreement dated December 5, 2008, among the Company, the Administrative Agent and the Arranger (the “Fee Letter”), and (ii) to the Arranger an arrangement fee in the amount and at the time specified in the Fee Letter, all of which fees shall be deemed fully earned when due and non-refundable when paid;
          (c) Reimbursement for Expenses. The Company shall have reimbursed the Administrative Agent for all documented expenses actually incurred by Administrative Agent in connection with the preparation of this Amendment and the other Loan Documents and shall have paid all other amounts due and owing under the Loan Documents;
          (d) Representations True; No Default. After giving effect to this Amendment and the transactions contemplated hereby, (i) the representations and warranties of the Company and the other Loan Parties contained in Article V of the Credit Agreement or any other Loan Documents, or which are contained in any documents furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (ii) no Default and no Event of Default exists or will occur as a result of the execution of this Amendment; and
          (e) Other Documents. The Administrative Agent and the Lenders shall have received such other documents, instruments, and undertakings as the Administrative Agent and such Lender may reasonably request.
     4. Agent Authorizations. The Lenders, the L/C Issuer and the Swing Line Lender hereby authorize and instruct the Administrative Agent to execute and deliver this Amendment.
     5. No Further Amendment. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

     6. Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Lenders, the Administrative Agent, the L/C Issuer and the Swing Line Lender of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lenders, the Administrative Agent, the L/C Issuer or the Swing Line Lender to forbear or execute similar amendments under the same or similar circumstances in the future.
     7. Miscellaneous.
          (a) Integration. This Amendment, together with the other Loan Documents, comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.
          (b) Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          (c) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          (d) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Washington.
          (e) Oral Agreements Not Enforceable.
ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FLOW INTERNATIONAL CORPORATION

By:
Name:
Title:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

WELLS FARGO BANK N.A., as a Lender

By:
Name:
Title:

BANK OF THE WEST, as a Lender

By:
Name:
Title:

UNION BANK OF CALIFORNIA, N.A., as a Lender

By:
Name:
Title:

COLUMBIA STATE BANK, as a Lender

By:
Name:
Title: